NEWS RELEASE

The Andersons, Inc. Reports Second Quarter Results; Best Q2 since 2014

MAUMEE, OHIO, August 3, 2021 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the second quarter ended June 30, 2021.

Second Quarter Highlights:

•Company reported net income attributable to The Andersons of $43.5 million, or $1.30 per diluted share, and adjusted net income of $43.7 million, or $1.31 per diluted share. On an adjusted basis, this was our best second quarter since 2014.
•Adjusted EBITDA was $118.1 million for the quarter, up $48.1 million year over year and represents the highest ever quarterly EBITDA. Trailing twelve month adjusted EBITDA exceeds $342 million.
•Trade reported pretax income of $13.8 million and adjusted pretax income of $14.1 million on strong elevation margins and merchandising results.
•Ethanol reported pretax income attributable to The Andersons of $23.5 million on improved co-product margins and strong trading results.
•Plant Nutrient reported pretax income of $24.0 million on stronger margins in their key application season.
•Rail reported pretax income of $3.1 million on end-of-life railcar sales.

"I'm very pleased that each of our four businesses delivered outstanding, year-over-year improvement with good execution in volatile markets. I'm proud of our team; they anticipated market opportunities and executed well. These market conditions play into our strengths of commodity trading, logistics, and position management. We expect that North American demand will remain strong and currently anticipate large harvests in our key draw areas this fall which should drive strong performance into 2022," said President and CEO Pat Bowe.

"While ethanol margins have been volatile, risk management and effective hedging coupled with strong returns from co-products are evident in the segment's results," added Bowe. "Plant Nutrient followed up a very strong first quarter with a great second quarter driven by strong margins in supply-constrained markets. And while Rail continues its slow recovery, it has capitalized on record high scrap steel prices to extract value on end-of-life railcars. Lastly, I'm pleased to announce that our twelve trailing months adjusted EBITDA was greater than $342 million, well in excess of the $300 million run rate goal we established for 2021."

$ in millions, except per share amounts
	Q2 2021	Q2 2020	Variance	YTD 2021	YTD 2020	Variance
Pretax Income (Loss) Attributable to the Company[1]	$54.1	$18.2	$35.9	$75.0	$(20.9)	$95.9
Adjusted Pretax Income (Loss) Attributable to the Company[1]	54.4	21.6	32.8	75.8	(16.2)	92.0
Trade[1]	14.1	1.4	12.7	28.4	(7.2)	35.6
Ethanol	23.5	0.9	22.6	26.5	(23.1)	49.6
Plant Nutrient	24.0	19.4	4.6	32.5	18.2	14.3
Rail	3.1	2.6	0.5	8.0	3.6	4.4
Other[1]	(10.2)	(2.7)	(7.5)	(19.6)	(7.7)	(11.9)
Net Income (Loss) Attributable to the Company	43.5	30.4	13.1	58.6	(7.2)	65.8
Adjusted Net Income (Loss) Attributable to the Company[1]	43.7	29.3	14.4	59.2	(14.0)	73.2
Diluted EPS	1.30	0.92	0.38	1.74	(0.22)	1.96
Adjusted Diluted EPS[1]	1.31	0.88	0.43	1.76	(0.43)	2.19
EBITDA[1]	117.9	66.7	51.2	197.6	76.6	121.0
Adjusted EBITDA[1]	$118.1	$70.0	$48.1	$198.3	$81.3	$117.0
1 Non-GAAP financial measures; see appendix for explanations and reconciliations.

Liquidity and Cash Management

"Our improved operating performance led to strong cash flow from operations before working capital changes of $93.1 million for the second quarter and $182.0 million for the year to date," said Executive Vice President and CFO Brian Valentine. "We were able to reduce total long-term debt by more than $69 million since the start of the year and continue to maintain discipline over capital spending. Our short-term borrowings reflect the impact of higher commodity prices on our working capital lines but have declined from $915.2 million at the close of our first quarter, which is our typical seasonal high. We continue to have strong support from our lenders and are confident that available capacity will be sufficient to cover our needs. We remain focused on overall liquidity, disciplined risk management, and expense control."

Readily marketable inventories of $612 million and margin deposits of $220 million at June 30, 2021, are supported by short-term borrowings of $757 million. The balance of readily marketable inventories is a significant increase from the prior year and reflects the overall inflation in commodity prices.

The company invested $7.7 million, net of proceeds from asset sales, on capital projects in the quarter. This is a reduction from 2020, primarily resulting from fewer purchases and the opportunistic scrapping of railcars. The company expects to invest approximately $100 million in 2021.

Second Quarter Segment Overview

Strong Trade Results Driven by Elevation Margins and Merchandising Income Result in $12.7 Million Improvement

The Trade segment recorded improved adjusted pretax income of $14.1 million for the quarter compared to an adjusted pretax income of $1.4 million in the second quarter of 2020. The difference in reported and adjusted income in both periods was attributable to stock compensation expense associated with the 2019 acquisition of Lansing Trade Group.

Strong commodity merchandising and elevation results are driving nearly all of the year-over-year improvement. Once again, good positioning and execution within domestic and export markets has contributed to year-over-year improved performance. Operating and interest expense for the segment were up $9 million primarily due to higher incentive compensation and commodity prices; labor and benefits continue to reflect a decrease from our cost reduction projects and Lansing Trade Group integration.

As scarcity of supply entering this fall harvest is impacting overall prices, we expect continued merchandising opportunities. Crop conditions in the majority of our draw area are excellent and we are preparing for a large harvest. With continued strong demand and limited board carry, the volume of grain in storage is expected to remain at levels below recent years, as higher prices and strong elevation margins are expected to continue into 2022.

Trade’s second quarter adjusted EBITDA was $32.7 million, nearly double the second quarter 2020 adjusted EBITDA of $17.5 million.

Ethanol Generates $23.5 Million of Pretax Income on Improved Co-Product Values and Trading; Best Second Quarter since 2014

The Ethanol segment reported pretax income attributable to the company of $23.5 million in the second quarter compared to the pretax income attributable to the company of $0.9 million it realized in the same period in 2020.

The quarter-over-quarter improvement was driven by strong co-product margins at the five ethanol plants and profitable third-party trading of ethanol, feed ingredients, and vegetable oil. The segment also recorded a non-cash mark-to-market gain of $13.5 million in 2021 compared to a gain of $8.7 million in the second quarter of 2020. Most of this gain is a reversal of mark-to-market losses experienced in previous periods.

Sales volumes for ethanol, corn oil, and feed ingredients were up, driven by higher production and additional third-party sales from the trading business. Current Q3 ethanol board crush margins are positive; we will opportunistically hedge forward ethanol production when profitable in the future months as driving demand seasonally declines.

Ethanol recorded EBITDA of $47.2 million in the second quarter of 2021, up almost $37 million from 2020 second quarter EBITDA of $10.3 million.

Plant Nutrient Continues Excellent Performance with a Great Finish to the Spring Season

The Plant Nutrient segment posted another outstanding quarter, recording pretax income of $24.0 million, which was up $4.6 million compared to pretax income of $19.4 million last year. Gross profit for the group was up $12.1 million resulting from high demand and product mix. Margin improvements were experienced across the breadth of product lines and reflect strong demand, improved grower income, and well-positioned inventory. Plant Nutrient’s EBITDA was $31.6 million compared to 2020 second quarter EBITDA of $27.2 million, a 16% increase.

Rail Benefits from High Scrap Steel Prices

Rail recorded second quarter pretax income of $3.1 million compared to $2.6 million of pretax income in the same period of the prior year. Scrap steel prices have remained high and we continue to scrap older railcars where it makes economic sense. Second quarter 2021 EBITDA was $15.2 million which was flat year-over-year.

Income Taxes; Corporate

The company has recorded income taxes at an effective rate of 18.7% for the second quarter and anticipates a full year effective rate of approximately 25%.

Increases in Corporate expense are primarily a result of increased variable incentive compensation as a product of the strong year-to-date performance. Year-over-year cost reductions, resulting from our cost savings initiatives, are reflected in our business segments.

Conference Call

The company will host a webcast on Wednesday, August 4, 2021, at 11 a.m. Eastern Daylight Time, to discuss its performance and provide its updated outlook for 2021. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 4071499). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://edge.media-server.com/mmc/p/wsnkx8qk. Complete the four fields as directed and click "Submit." A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the COVID-19 pandemic and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that adjusted pretax income (loss), pretax income (loss) attributable to the company, adjusted pretax income (loss) attributable to the company, adjusted net income attributable to the company, adjusted diluted earnings per share, earnings before interest, taxes, depreciation and amortization (or EBITDA), adjusted EBITDA and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to net income, pretax income or income (loss) before income taxes, diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

Founded in 1947 in Maumee, Ohio, The Andersons, Inc. (Nasdaq: ANDE) is a diversified company rooted in agriculture that conducts business in the commodity trading, ethanol, plant nutrient, and rail sectors. Guided by its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities, and increase the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Sales and merchandising revenues	$3,273,726	$1,890,180	$5,909,455	$3,743,286
Cost of sales and merchandising revenues	3,099,682	1,783,914	5,612,699	3,573,890
Gross profit	174,044	106,266	296,756	169,396
Operating, administrative and general expenses	109,976	90,136	209,848	195,196
Interest expense, net	13,454	11,827	26,623	27,414
Other income, net:
Equity in earnings of affiliates, net	845	79	2,639	209
Other income, net	5,307	3,450	12,849	8,263
Income (loss) before income taxes	56,766	7,832	75,773	(44,742)
Income tax provision (benefit)	10,642	(12,200)	16,387	(13,664)
Net income (loss)	46,124	20,032	59,386	(31,078)
Net income (loss) attributable to noncontrolling interests	2,625	(10,407)	780	(23,856)
Net income (loss) attributable to The Andersons, Inc.	$43,499	$30,439	$58,606	$(7,222)

Per common share:
Basic earnings (loss) attributable to The Andersons, Inc. common shareholders	$1.31	$0.92	$1.76	$(0.22)
Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$1.30	$0.92	$1.74	$(0.22)

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2021	December 31, 2020	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$27,538	$29,123	$30,011
Accounts receivable, net	721,575	659,834	537,011
Inventories	912,299	1,300,693	616,323
Commodity derivative assets – current	507,148	320,706	112,089
Other current assets	65,740	106,053	102,755
Total current assets	2,234,300	2,416,409	1,398,189
Other assets:
Goodwill	135,709	135,709	135,709
Other intangible assets, net	127,756	142,940	160,180
Right of use assets, net	61,299	56,031	62,838
Other assets, net	73,678	49,907	48,235
Total other assets	398,442	384,587	406,962
Rail assets leased to others, net	574,585	591,946	592,821
Property, plant and equipment, net	841,762	879,179	906,017
Total assets	$4,049,089	$4,272,121	$3,303,989

Liabilities and equity
Current liabilities:
Short-term debt	$757,271	$403,703	$96,071
Trade and other payables	547,169	957,683	503,892
Customer prepayments and deferred revenue	58,155	180,160	45,734
Commodity derivative liabilities – current	90,366	146,990	65,186
Current maturities of long-term debt	56,582	75,475	68,477
Accrued expenses and other current liabilities	181,015	167,671	147,422
Total current liabilities	1,690,558	1,931,682	926,782
Long-term lease liabilities	41,852	37,177	41,061
Long-term debt, less current maturities	866,454	916,540	975,973
Deferred income taxes	173,212	170,147	162,475
Other long-term liabilities	52,049	55,915	65,615
Total liabilities	2,824,125	3,111,461	2,171,906
Total equity	1,224,964	1,160,660	1,132,083
Total liabilities and equity	$4,049,089	$4,272,121	$3,303,989

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Six months ended June 30,
	2021	2020
Operating Activities
Net income (loss)	$59,386	$(31,078)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	95,154	93,898
Bad debt (recovery) expense, net	(1,156)	6,290
Equity in earnings of affiliates, net of dividends	(2,639)	(209)
Gain on sales of Rail assets and related leases, net	(4,987)	(569)
(Gain) loss on sales of assets, net	(1,266)	341
Stock-based compensation expense	4,112	5,016
Deferred federal income tax	170	21,761
Inventory write down	2,599	10,922
Other	2,971	2,797
Changes in operating assets and liabilities:
Accounts receivable	(58,338)	(9,181)
Inventories	390,506	536,951
Commodity derivatives	(250,691)	14,980
Other assets	35,568	(24,784)
Payables and other accrued expenses	(516,883)	(481,624)
Net cash (used in) provided by operating activities	(245,494)	145,511
Investing Activities
Purchases of Rail assets	(4,751)	(24,649)
Proceeds from sale of Rail assets	15,616	4,637
Purchases of property, plant and equipment and capitalized software	(34,264)	(44,644)
Proceeds from sale of assets	3,794	1,503
Purchase of investments	(4,701)	(2,849)
Other	832	—
Net cash used in investing activities	(23,474)	(66,002)
Financing Activities
Net borrowings (payments) under lines of credit	(258,157)	(47,564)
Proceeds from issuance of short-term debt	608,250	—
Proceeds from issuance of long-term debt	108,300	165,975
Payments of long-term debt	(177,586)	(203,835)
Contributions from noncontrolling interest owner	2,940	4,409
Distributions to noncontrolling interest owner	(25)	(10,298)
Payments of debt issuance costs	(2,059)	(250)
Dividends paid	(11,677)	(11,469)
Other	(2,436)	(2,036)
Net cash provided by (used in) financing activities	267,550	(105,068)
Effect of exchange rates on cash and cash equivalents	(167)	675
Decrease in cash and cash equivalents	(1,585)	(24,884)

Cash and cash equivalents at beginning of period	29,123	54,895
Cash and cash equivalents at end of period	$27,538	$30,011

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net income (loss) attributable to The Andersons, Inc.	$43,499	$30,439	$58,606	$(7,222)
Items impacting other income, net of tax:
Transaction related stock compensation	274	1,017	757	2,348
Severance costs	—	2,341	—	2,341
Income tax impact of adjustments (a)	(68)	(4,541)	(189)	(11,451)
Total adjusting items, net of tax	206	(1,183)	568	(6,762)
Adjusted net income (loss) attributable to The Andersons, Inc.	$43,705	$29,256	$59,174	$(13,984)

Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$1.30	$0.92	$1.74	$(0.22)

Impact on diluted earnings (loss) per share	$0.01	$(0.04)	$0.02	$(0.21)
Adjusted diluted earnings (loss) per share	$1.31	$0.88	$1.76	$(0.43)
(a) Prior year income tax adjustments include $(3.7) million and $(10.3) million due to CARES Act benefits for the quarter ended June 30, 2020 and year to date June 30, 2020, respectively.

Adjusted net income (loss) attributable to the Andersons, Inc. reflects reported net income (loss) available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended June 30, 2021
Sales and merchandising revenues	$2,297,869	$616,527	$321,409	$37,921	$—	$3,273,726
Gross profit	77,831	34,716	50,860	10,637	—	174,044
Operating, administrative and general expenses	61,514	6,577	26,568	4,416	10,901	109,976
Other income, net	4,067	38	849	237	116	5,307
Income (loss) before income taxes	13,777	26,156	23,995	3,064	(10,226)	56,766
Income attributable to the noncontrolling interests	—	2,625	—	—	—	2,625
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$13,777	$23,531	$23,995	$3,064	$(10,226)	$54,141
Adjustments to income (loss) before income taxes (b)	274	—	—	—	—	274
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$14,051	$23,531	$23,995	$3,064	$(10,226)	$54,415

Three months ended June 30, 2020
Sales and merchandising revenues	$1,351,168	$223,745	$279,825	$35,442	$—	$1,890,180
Gross profit	59,382	(2,599)	38,765	10,718	—	106,266
Operating, administrative and general expenses	54,998	5,506	18,281	5,184	6,167	90,136
Other income, net	986	466	386	905	707	3,450
Income (loss) before income taxes	393	(9,539)	19,407	2,606	(5,035)	7,832
Loss attributable to the noncontrolling interests	—	(10,407)	—	—	—	(10,407)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$393	$868	$19,407	$2,606	$(5,035)	$18,239
Adjustments to income (loss) before income taxes (b)	1,017	—	—	—	2,341	3,358
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$1,410	$868	$19,407	$2,606	$(2,694)	$21,597
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Six months ended June 30, 2021
Sales and merchandising revenues	$4,280,377	$1,059,486	$490,661	$78,931	$—	$5,909,455
Gross profit	150,388	43,199	83,261	19,908	—	296,756
Operating, administrative and general expenses	118,445	13,233	49,967	7,290	20,913	209,848
Other income, net	7,553	1,365	1,436	1,911	584	12,849
Income (loss) before income taxes	27,632	27,237	32,518	7,955	(19,569)	75,773
Income attributable to the noncontrolling interests	—	780	—	—	—	780
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$27,632	$26,457	$32,518	$7,955	$(19,569)	$74,993
Adjustments to income (loss) before income taxes (b)	757	—	—	—	—	757
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$28,389	$26,457	$32,518	$7,955	$(19,569)	$75,750

Six months ended June 30, 2020
Sales and merchandising revenues	$2,729,209	$536,784	$404,738	$72,555	$—	$3,743,286
Gross profit	121,848	(31,998)	59,129	20,417	—	169,396
Operating, administrative and general expenses	123,153	11,621	38,022	10,443	11,957	195,196
Other income, net	3,750	912	356	1,955	1,290	8,263
Income (loss) before income taxes	(9,591)	(46,964)	18,215	3,613	(10,015)	(44,742)
Loss attributable to the noncontrolling interests	—	(23,856)	—	—	—	(23,856)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(9,591)	$(23,108)	$18,215	$3,613	$(10,015)	$(20,886)
Adjustments to income (loss) before income taxes (b)	2,348	—	—	—	2,341	4,689
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(7,243)	$(23,108)	$18,215	$3,613	$(7,674)	$(16,197)
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended June 30, 2021
Net income (loss)	$13,777	$26,156	$23,995	$3,064	$(20,868)	$46,124
Interest expense (income)	7,452	2,021	1,146	3,394	(559)	13,454
Tax provision (benefit)	—	—	—	—	10,642	10,642
Depreciation and amortization	11,155	18,983	6,456	8,701	2,355	47,650
EBITDA	32,384	47,160	31,597	15,159	(8,430)	117,870
Adjusting items impacting EBITDA:
Transaction related stock compensation	274	—	—	—	—	274
Total adjusting items	274	—	—	—	—	274
Adjusted EBITDA	$32,658	$47,160	$31,597	$15,159	$(8,430)	$118,144

Three months ended June 30, 2020
Net income (loss)	$393	$(9,539)	$19,407	$2,606	$7,165	$20,032
Interest expense (income)	5,056	1,900	1,463	3,833	(425)	11,827
Tax provision (benefit)	—	—	—	—	(12,200)	(12,200)
Depreciation and amortization	11,055	17,952	6,364	8,869	2,757	46,997
EBITDA	16,504	10,313	27,234	15,308	(2,703)	66,656
Adjusting items impacting EBITDA:
Transaction related stock compensation	1,017	—	—	—	—	1,017
Severance Costs	—	—	—	—	2,341	2,341
Total adjusting items	1,017	—	—	—	2,341	3,358
Adjusted EBITDA	$17,521	$10,313	$27,234	$15,308	$(362)	$70,014

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Six months ended June 30, 2021
Net income (loss)	$27,632	$27,237	$32,518	$7,955	$(35,956)	$59,386
Interest expense (income)	14,503	4,094	2,212	6,574	(760)	26,623
Tax provision (benefit)	—	—	—	—	16,387	16,387
Depreciation and amortization	22,280	37,797	12,837	17,588	4,652	95,154
EBITDA	64,415	69,128	47,567	32,117	(15,677)	197,550
Adjusting items impacting EBITDA:
Transaction related stock compensation	757	—	—	—	—	757
Total adjusting items	757	—	—	—	—	757
Adjusted EBITDA	$65,172	$69,128	$47,567	$32,117	$(15,677)	$198,307

Six months ended June 30, 2020
Net income (loss)	$(9,591)	$(46,964)	$18,215	$3,613	$3,649	$(31,078)
Interest expense (income)	12,245	4,257	3,248	8,316	(652)	27,414
Tax provision (benefit)	—	—	—	—	(13,664)	(13,664)
Depreciation and amortization	22,399	35,504	12,705	17,788	5,502	93,898
EBITDA	25,053	(7,203)	34,168	29,717	(5,165)	76,570
Adjusting items impacting EBITDA:
Transaction related stock compensation	2,348	—	—	—	—	2,348
Severance Costs	—	—	—	—	2,341	2,341
Total adjusting items	2,348	—	—	—	2,341	4,689
Adjusted EBITDA	$27,401	$(7,203)	$34,168	$29,717	$(2,824)	$81,259

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended June 30, 2021
(in thousands)	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Net income (loss)	$2,215	$14,649	$13,262	$46,124	$76,250
Interest expense (income)	10,569	13,292	13,169	13,454	50,484
Tax provision (benefit)	(4,714)	8,119	5,745	10,642	19,792
Depreciation and amortization	47,269	47,471	47,504	47,650	189,894
EBITDA	55,339	83,531	79,680	117,870	336,420
Adjusting items impacting EBITDA:
Transaction related stock compensation	912	946	483	274	2,615
Severance Costs	3,222	528	—	—	3,750
Total adjusting items	4,134	1,474	483	274	6,365
Adjusted EBITDA	$59,473	$85,005	$80,163	$118,144	$342,785

	Three Months Ended,				Twelve months ended June 30, 2020
	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net income (loss)	$(5,870)	$5,667	$(51,111)	$20,032	$(31,282)
Interest expense (income)	13,975	14,078	15,587	11,827	55,467
Tax provision (benefit)	(7,212)	14,708	(1,464)	(12,200)	(6,168)
Depreciation and amortization	34,250	47,770	46,898	46,997	175,915
EBITDA	35,143	82,223	9,910	66,656	193,932
Adjusting items impacting EBITDA:
Acquisition costs	(23)	2,158	—	—	2,135
Transaction related stock compensation	2,577	1,998	1,331	1,017	6,923
Asset impairments including equity method investments	—	43,097	—	—	43,097
Loss from remeasurement of equity method investment	—	(36,287)	—	—	(36,287)
Severance Costs	—	—	—	2,341	2,341
Gain on sales of assets	—	(8,646)	—	—	(8,646)
Total adjusting items	2,554	2,320	1,331	3,358	9,563
Adjusted EBITDA	$37,697	$84,543	$11,241	$70,014	$203,495

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Cash provided by (used in) operating activities	$200,233	$373,941	$(245,494)	$145,511
Changes in operating assets and liabilities
Accounts receivable	(24,862)	2,556	(58,338)	(9,181)
Inventories	385,499	414,628	390,506	536,951
Commodity derivatives	(197,396)	13,749	(250,691)	14,980
Other assets	18,828	(13,897)	35,568	(24,784)
Payables and other accrued expenses	(74,962)	(119,015)	(516,883)	(481,624)
Total changes in operating assets and liabilities	107,107	298,021	(399,838)	36,342
Less: changes in CARES Act tax refund receivable	—	(14,147)	27,697	(35,694)
Cash from operations before working capital changes	$93,126	$61,773	$182,041	$73,475

Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.